EXHIBIT 99.1


                                                                 FIRST HEALTH

 3200 Highland Avenue
 Downers Grove, IL  60515-1282
 (630) 737-7900
 www.firsthealth.com


 FOR IMMEDIATE RELEASE

                          Contact: Edward L. Wristen, President and CEO
                                           Or
                                   Joseph E. Whitters, CFO
                                   630-737-7511


       FIRST HEALTH REPORTS RECORD RESULTS: 23% EPS GROWTH FOR QUARTER

 ----------------------------------------------------------------------------

 DOWNERS GROVE, IL - April 28, 2003 - Edward L. Wristen, President and Chief Executive Officer of First Health Group Corp. (NASDAQ: FHCC), announced today the results of operations for the first quarter ended March 31, 2003.


 Highlights for the quarter include:

   *  Record revenue of $213.8 million, up 26% from 1Q 2002

   *  Record net income of $36.8 million, up 19% from 1Q 2002

   *  Record EPS of $.37, up 23% from 1Q 2002


 In a quarter that produced record results, diluted earnings per share (EPS) and net income for the three months ended March 31, 2003 increased 23% to $.37 or $36,841,000 compared with $.30 or $31,014,000 during the same period last year. Revenues for the three months ended March 31, 2003 increased 26% to $213,753,000 from $169,361,000 during the same period last year.

 "We had a strong first quarter which positions us well for a fourth consecutive year of approximately 20 percent EPS growth," said Wristen.
 "The addition of numerous new clients, including the administration business of the Mail Handlers Benefit Plan, effective July 1, 2002, contributed to the successful first quarter."

 Additionally, Mr. Wristen commented that he expects continued strong growth in 2003 revenue to approximately $870 million and EPS in the range of $1.50 to $1.55.


 Conference Call and Webcast
 ---------------------------
 First Health Group Corp. will be hosting a conference call and webcast on Monday, April 28 at 9 a.m. Central Standard Time to discuss the Company's first quarter results. The quarterly conference call will be available on a live webcast from the Company's website (www.firsthealth.com). The webcast is open to all interested parties on a listen-only basis. Individuals who listen to the call will be presumed to have read First Health's annual report or Form 10-K for the year ended December 31, 2002, and Quarterly Report on Form 10-Q for the three months ended March 31, June 30, and September 30, 2002.


 Business Description
 --------------------
 First Health, the premier national health-benefits services company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care company serving the group health, workers' compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit the company website at www.firsthealth.com.


 Forward-Looking Statements Notice
 ---------------------------------
 Certain statements herein regarding anticipated financial results for 2003 and the Company's business prospects are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, factors that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the inability of the Company to continue to: (i) enter into contracts with and successfully implement programs for new clients within the time frame established by the Company and achieve the revenue growth expected to result from the addition of such clients, (ii) expand its group health, workers' compensation and public sector business, (iii) control health care benefit expenses, or (iv) successfully integrate the recently acquired Mail Handlers Benefit Plan administrative assets. All forward-looking statements herein are made as of the date hereof and the Company undertakes no obligation to update such statements.

                           First Health Group Corp.
                 (000's Omitted Except EPS and Percentages)
                                 (Unaudited)


                                             Three Months Ended March 31
                                         ------------------------------------
                                                                   % Increase
                                          2003          2002       (Decrease)
                                         -------       -------     ----------

 ----------------------------------------------------------------------------
 Revenues                               $213,753      $169,361         26%
 ----------------------------------------------------------------------------
 Operating Expenses:

   Cost of Services                       96,177        72,972         32%

   Selling and Marketing                  21,036        17,078         23%

   General and Administrative             15,207        11,393         33%

   Health Care Benefits                    5,162         3,781         37%
                                         -------       -------         --
                                         137,582       105,224         31%

 ----------------------------------------------------------------------------
 Operating Income                         76,171        64,137         19%
 ----------------------------------------------------------------------------

 Depreciation and Amortization            15,126        12,972         17%

 Interest Income                          (1,368)       (1,628)       (16)%

 Interest Expense                          1,267         1,316         (4)%
                                         -------       -------         --
 Income Before Income Taxes               61,146        51,477         19%

 Income Taxes                            (24,305)      (20,463)        19%
                                         -------       -------         --
 Net Income                             $ 36,841      $ 31,014         19%
                                         =======       =======         ==

 Share Information:
 ------------------
 Weighted Average

   Shares Outstanding - Basic             96,866       100,257         (3)%
                                         =======       =======         ==
 Net Income Per

       Common Share - Basic             $    .38      $    .31         23%
                                         =======       =======         ==


 Weighted Average

   Shares Outstanding - Diluted           99,456       104,443         (5)%
                                         =======       =======         ==
 ----------------------------------------------------------------------------
 Net Income Per

      Common Share - Diluted            $    .37      $    .30         23%
                                         =======       =======         ==
 ----------------------------------------------------------------------------

                           First Health Group Corp.
                     (000's Omitted Except Percentages)
                                 (Unaudited)

                                             Three Months Ended March 31
                                         ------------------------------------
                                                                   % Increase
 Revenue Information:                     2003          2002       (Decrease)
 ----------------------------------------------------------------------------
 Commercial Revenue
    Group Health:
      PPO Services                      $ 40,859      $ 62,859        (35)%
      PPO + Administration Services       88,941        33,992        162%
      Premiums                             4,235         4,010          6%
                                         -------       -------         --
         Total Group Health              134,035       100,861         33%

    Workers' Compensation:
      PPO Services                        15,152        13,117         16%
      PPO + Administration Services       24,985        26,083         (4)%
                                         -------       -------         --
         Total Workers' Compensation      40,137        39,200          2%

    Total Commercial Revenue             174,172       140,061         24%
                                         -------       -------         --
 Public Sector                            39,581        29,300         35%
                                         -------       -------         --
 Total Revenue                          $213,753      $169,361         26%
                                         =======       =======         ==
 ----------------------------------------------------------------------------


 ----------------------------------------------------------------------------
 Operating Margins
 ----------------------------------------------------------------------------
    Commercial                                41%           44%

    Public Sector                             12%            9%
 ============================================================================

                                        March 31,    December 31,
 Summary Balance Sheet Information:       2003          2002
 ---------------------------------       -------       -------
         Assets:
         --------------------------------------------------------------------
         Cash and Investments           $155,449      $152,712
         Accounts Receivable              83,971        69,981
         Reinsurance Recoverable          26,727        27,582
         Fixed Assets                    205,124       205,503
         Goodwill                        282,781       279,447
         Intangible Assets                53,036        54,086
         Deferred Taxes                   35,240        35,255
         Other Assets                     20,034        18,795
                                         -------       -------
           Total Assets                 $862,362      $843,361
                                         =======       =======
         Liabilities:
         --------------------------------------------------------------------
         Claims Reserves                $ 38,545      $ 40,420
         Debt Outstanding                185,000       120,000
         Deferred Taxes                  114,608       114,692
         Purchase Reserve                  5,293         5,795
         Accounts Payable                 52,401        50,841
         Accrued Expenses                 43,728        47,740
         Other Liabilities                56,520        49,727
                                         -------       -------
           Total Liabilities             496,095       429,215

         Stockholders' Equity:           366,267       414,146
                                         -------       -------
           Total Liabilities and
             Stockholders' Equity       $862,362      $843,361
                                         =======       =======